As filed with the Securities and Exchange Commission on March 20,
                                      2002
                                                  Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               MIRANT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


Delaware               1155 Perimeter Center West Atlanta,      58-2056305
(State or Other                Georgia 30338-4780            (I.R.S. Employer
Jurisdiction of             (Address of Principal           Identification No.)
Incorporation or            Executive Offices
Organization)               Including Zip Code)


                  --------------------------------------------

                      MIRANT SERVICES EMPLOYEE SAVINGS PLAN

                            (Full Title of the Plan)
                  --------------------------------------------

      Raymond D. Hill                                      Copies to:
  Chief Financial Officer                              Brian J. Lane, Esq.
     Mirant Corporation                            Gibson, Dunn & Crutcher LLP
 1155 Perimeter Center West                       1050 Connecticut Avenue, N.W.
Atlanta, Georgia 30338-4780                          Washington, D.C. 20036

                     (Name and Address of Agent For Service)
                  ---------------------------------------------
                                 (678) 579-5000
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------

    Title of Securities           Amount to be          Proposed Maximum         Proposed Maximum            Amount of
     to be Registered            Registered(1)           Offering Price              Aggregate            Registration Fee
                                                            Per Share            Offering Price(2)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par         1,200,000 shares             $12.38                 $14,856,000              $2,971.20
value per share to be
issued under the Mirant
Services Employee Savings
Plan
---------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933 (the "Securities Act"), this includes additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c), this Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the plans described herein.

(2) Offering price is estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) under the Securities Act on the basis of the average of the high and low prices of Mirant Corporation common stock on the New York Stock Exchange on March, 15, 2002, which was $12.38.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information requested in Part I of this Registration Statement is included in the prospectus for the Mirant Services Employee Savings Plan, which the Registrant has excluded from this Registration Statement in accordance with the instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

     The following documents previously filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration Statement:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed on March 11, 2002, as amended by Form 10-K/A, also filed on March 11, 2002.

(b)  The Registrant's Form 8-K filed on March 20, 2002.

(c) The description of the common stock contained in the Registrant's registration statement on Form 8-A, filed on September 7, 2000, which in turn incorporates by reference the Registrant's registration statement on Form S-1 (Document No. 333-35390), filed on April 21, 2000, and any amendment or report filed for the purpose of updating this description.

     All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that the Registrant has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Registrant files such reports or documents. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement. The Registrant's file number with the Commission is 001-16107.

Item 4. Description of Securities.

                  Not applicable.

Item 5. Interests of Named Experts and Counsel.

          Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law ("DGCL") generally provides that all directors and officers (as well as other employees and agents) may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe that their conduct was unlawful. A similar standard of care applies in derivative actions, except that indemnification extends only to expenses (including attorneys' fees) actually and reasonably incurred in connection with defense or settlement of an action, and the DGCL requires court approval before there can be any indemnification if the person seeking indemnification has been found liable to the corporation.

     Section 145 further states that to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any specified action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.
Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of directors, officers, employees and agents against any liability asserted against them and incurred by them in any such capacity, whether or not the corporation otherwise would have the power to indemnify them under Section
145. Finally, Section 145 provides that the rights conferred thereby are not exclusive of any other right that any person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

     Article Nine of the Registrant's Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as may hereafter be amended. No amendment, modification or repeal of Article Nine shall adversely affect any right or protection of a director with respect to events occurring prior to such amendment, modification or repeal.

     Section 6.4 of the Registrant's Bylaws provides that the Registrant (for purposes of this paragraph, the "Corporation") shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. Expenses (including attorneys' fees) incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of or on behalf of such person to repay such amounts if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by Section 6.4 shall be enforceable against the Corporation by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of
Section 6.4 shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of Section 6.4 and this paragraph: (1) the term "Corporation" includes any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; (2) the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; (3) service "at the request of the Corporation" shall include service as a director, officer or employee of the Corporation that imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; (4) any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and (5) action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

     All of the Registrant's directors and officers are covered by insurance policies against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933.

Item 7. Exemption from Registration Claimed.

          Not  applicable.

Item 8. Exhibits.

Exhibit
No.                Description
--------------------------------------------------------------------------------

4.1 Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (Document No. 333-35390).

4.2  Restated  Bylaws of the  Registrant,  incorporated  herein by  reference to
     Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (Document No. 333-35390).

4.3 Specimen Stock Certificate, incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-1 (Document No. 333-35390).

5.1  IRS Determination Letter.*

23.1 Consent of Arthur Andersen LLP.

24.1 Power of Attorney (included on the signature page of this Registration Statement).

        ----------------------------------
* On February 15, 2002, the Registrant applied for an IRS Determination Letter with respect to the Mirant Services Employee Savings Plan. The Registrant hereby undertakes to make all changs required by the IRS in order to qualify the Plan as amended.

Item 9.           Undertakings.
--------------------------------------------------------------------------------

(1)  The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 20th day of March 2002.
                                     MIRANT CORPORATION

                                     By:      /s/ Raymond D. Hill
                                             --------------------------------
                                             Raymond D. Hill
                                             Executive Vice President and Chief
                                             Financial Officer

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Mirant Corporation, hereby severally constitute and appoint S. Marce Fuller, President and Chief Executive Officer; Raymond D. Hill, Executive Vice President and Chief Financial Officer; Douglas L. Miller, Senior Vice President and General Counsel; and Elizabeth B. Chandler, Vice President and Secretary, and each of them singly, as our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, this Registration Statement on Form S-8 and any and all pre-effective and post-effective amendments to this Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Mirant Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.




  Name and Signature                    Title                        Date
---------------------------- ------------------------------- ------------------

/s/ S. Marce Fuller            President, Chief Executive       March 20, 2002
----------------------------   Officer and Director
S. Marce Fuller                (Principal Executive Officer)

 /s/ Raymond D. Hill           Executive Vice President and     March 20, 2002
----------------------------   Chief Financial Officer
 Raymond D. Hill               (Principal Financial Officer)



/s/ James A. Ward              Senior Vice President, Finance   March 20, 2002
----------------------------   and Accounting (Principal
 James A. Ward                 Accounting Officer)



/s/ A. D. Correll              Director                         March 20, 2002
----------------------------
A. D. Correll



/s/ A. W. Dahlberg             Director                         March 20, 2002
----------------------------
A. W. Dahlberg



/s/ Stuart E. Eizenstat        Director                         March 20, 2002
----------------------------
Stuart E. Eizenstat


/s/ Carlos Ghosn               Director                         March 20, 2002
----------------------------
Carlos Ghosn



/s/ William J. Hjerpe          Director                         March 20, 2002
----------------------------
William J. Hjerpe


/s/ David J. Lesar             Director                         March 20, 2002
----------------------------
David J. Lesar

/s/ James F. McDonald          Director                         March 20, 2002
----------------------------
James F. McDonald



/s/ Ray M. Robinson            Director                         March 20, 2002
----------------------------
Ray M. Robinson

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 20th day of March 2002.

                                     MIRANT SERVICES EMPLOYEE SAVINGS PLAN

                                     By:   /s/ Vance N. Booker
                                           -------------------------------
                                           Vance N. Booker
                                           Senior Vice President,
                                           Administration and External Affairs


                                  EXHIBIT INDEX


Exhibit No.           Description                            Sequentially
                                                             Numbered Page
-----------  ---------------------------------------------- ---------------
  4.1         Restated Certificate of Incorporation of           N/A
              the Registrant, incorporated herein by
              reference to Exhibit 3.1 of the
              Registrant's Registration Statement on Form
              S-1 (Document No. 333-35390).

  4.2         Restated Bylaws of the Registrant,                 N/A
              incorporated herein by reference to Exhibit
              3.2 of the Registrant's Registration
              Statement on Form S-1 (Document No.
              333-35390).

  4.3         Specimen Stock Certificate, incorporated           N/A
              herein by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form
              S-1 (Document No. 333-35390).

  5.1         IRS Determination Letter.                          N/A

 23.1         Consent of Arthur Andersen LLP.                    N/A

 24.1         Power of Attorney (included on the                 N/A
              signature page of this Registration
              Statement).